Exhibit 10.23
Amendment No. 1
to
FirstEnergy Corp. Executive Deferred Compensation Plan

(Amended and Restated Effective As of November 1, 2015)

WHEREAS, FirstEnergy Corp. (the “Company”) amended and restated the FirstEnergy Corp. Executive Deferred Compensation Plan effective as of November 1, 2015 (the “Plan”); and

WHEREAS, Section 10.1 of the Plan provides that the Plan may be amended, subject to certain conditions, at any time by action of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) or by a writing executed on behalf of the Board or the Compensation Committee by the Company’s duly elected officers; and

WHEREAS, the Board desires to amend the Plan, effective April 1, 2018, to change the claims and appeals procedure for disability benefits to comply with regulatory changes.

NOW, THEREFORE, in accordance with Section 10.1 of the Plan, the Plan is amended, effective as of April 1, 2018, as follows:

Section 1

Sections 9.2 and 9.3 of the Plan are each hereby amended in their entirety to read as follows:

9.2    Initial Claim Review

In the case of claims regarding Disability (“Disability claims”), the Administrative Committee will make a benefit determination within forty-five (45) days of its receipt of an application for benefits. This period may be extended up to an additional thirty (30) days, if the Administrative Committee provides the Claimant with a written notice of the extension within the initial forty-five (45)-day period. The extension notice will explain the reason for the extension and the date by which the Administrative Committee expects a decision will be made. The Administrative Committee may obtain a second thirty (30)-day extension by providing written notice of such second extension to the Claimant within the initial thirty (30)-day extension. The second extension notice must include an explanation of the special circumstances necessitating the second extension and the date by which the Administrative Committee’s decision will be made. If the extension is necessary because additional information is needed to decide the claim, the extension notice will describe the required information. The Claimant will have forty-five (45) days after receiving the extension notice to provide the required information.

In the case of all other claims, the Administrative Committee will make a benefit determination within ninety (90) days of its receipt of an application for benefits. This period may be extended up to an additional ninety (90) days, if the Administrative Committee provides the Claimant with a written notice of the extension within the initial ninety (90)-day period. The extension notice will explain the reason for the extension and the date by which the Administrative Committee expects a decision will be made.

The Administrative Committee will notify the Claimant in writing (in a culturally and linguistically appropriate manner as described in Section 9.3 with respect to Disability claims) delivered in person or mailed by first-class mail to the Claimant’s last known address, if any part of a claim for benefits under the Plan has been denied. The notice of a denial of any claim will include:

(a)the specific reason or reasons for the denial;

(b)reference to specific provisions of the Plan upon which the denial is based;

(c)a description of any additional material or information deemed necessary by the Administrative Committee for such Claimant to perfect his claim, and an explanation of why such material or information is necessary;

(d)an explanation of the claim review procedure under the Plan, including applicable time limits;

(e) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(f) for Disability claims, in addition to the information described in subparagraphs (a)-(e) above: (i)  the specific internal rule, guidelines, protocols, standards or other similar criteria relied on in making the denial or a statement that such rules, etc. do not exist; (ii) a discussion of the decision, including an explanation for the basis for disagreeing with or not following (X) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (Y), the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied on in making the decision; and (Z) a disability determination regarding the Claimant presented to the Plan made by the Social Security Administration; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and (iv) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination or a statement that such explanation will be provided free of charge upon request.

9.3    Review of Claim

If a claim for benefits is denied, in whole or in part, the Claimant may request to have the claim reviewed. The Claimant will have one hundred eighty (180) days in which to request a review of a Disability claim, and will have sixty (60) days in which to request a review of all other claims. The request must be in writing and delivered to the Compensation Committee. If no such review is requested, the initial decision of the Administrative Committee will be considered final and binding. For purposes of this Section 9.3, subsequent references to the “Compensation Committee” shall be deemed to include any delegate appointed by the Compensation Committee.

The request for review must specify the reason the Claimant believes the denial should be reversed. He or she may submit additional written comments, documents, records, and other information relating to and in support of the claim; all information submitted will be reviewed whether or not it was available for the initial review. The Claimant may request reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. A member of the Compensation Committee may not participate in the review of his or her own claim. In addition, if the Claimant requests a review, a member who is a subordinate of the original decision maker shall not participate in the review of the claim. The review will not defer to the initial adverse determination.

Upon receipt of a request for review, the Compensation Committee may schedule a hearing within thirty (30) days of its receipt of such request, subject to availability of the Claimant and the availability of the Compensation Committee, at a time and place convenient for all parties at which time the Claimant may appear before the person or committee designated by the Compensation Committee to hear appeals for a full and fair review of the Administrative Committee’s initial decision. The Claimant may indicate in writing at the time the Compensation Committee attempts to schedule the hearing, that he or she wishes to waive the right to a hearing. If the Claimant does not waive his or her right to a hearing, he or she must notify the Compensation Committee in writing, at least fifteen (15) days in advance of the date established for such hearing, of his or her intention to appear at the appointed time and place. The Claimant must also specify any persons who will accompany him or her to the hearing, or such other persons will not be admitted to the hearing. If written notice is not timely provided, the hearing will be automatically canceled. The Claimant or the Claimant’s duly authorized representative may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues, documents, affidavits, arguments, and comments in writing prior to or during the hearing. The Compensation Committee will notify the Claimant of its decision following the review.

The following additional procedures apply with respect to Disability claims:

(a)Before the Compensation Committee may deny a Disability claim, it must provide the Claimant, free of charge, with any new or additional evidence considered, relied upon or generated by the Plan or any other person in making the benefit determination (or at the direction of the Plan or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the Compensation Committee is required to render its final decision (as stated below) in order to give the Claimant a reasonable opportunity to respond prior to such date

(b)Before the Compensation Committee may deny a Disability claim based on a new or additional rationale, it must provide the claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the Compensation Committee is required to render its final decision (as stated below) in order to give the Claimant a reasonable opportunity to respond prior to such date.

(c)In deciding an appeal where an adverse benefit determination was based, in whole or in part, on a medical judgment, including determinations regarding whether a treatment is experimental, investigational, or not medically necessary or appropriate, the Compensation Committee shall consult with a health care professional who has appropriate training and experience in the applicable field of medicine for the medical judgment and such professional shall not be an individual consulted in connection with the initial adverse benefit determination nor a subordinate of such an individual.

(d)The Plan shall provide the Claimant the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with an adverse benefit determination whether or not the advice was relied upon in making the benefit determination.

(e) Decisions regarding hiring, compensation, termination, promotion or other similar matters with respect to any claims personnel shall not be made based upon the likelihood that the individual will support the denial of benefits.

(f)The Plan shall provide notices for Disability claims to Claimants in a culturally and linguistically appropriate manner by (i) providing services that include answering questions and providing assistance with filing claims and appeals in any applicable non-English language; (ii) providing, upon request, a notice in any applicable non-English language; and (iii) including in the English versions of all notices, a statement in any applicable non-English language indicating how to access the language services. With respect to an address in any county to which notice is sent, a non-English language is an “applicable non-English language” if ten percent (10%) or more of the population residing in the county is literate only in that non-English language, as determined in guidance published by the Secretary of the Department of Labor.

In the case of a Disability claim, the Compensation Committee will render its final decision within forty-five (45) days of receipt of an appeal or such shorter period as may be required by law. If the Compensation Committee determines that an extension of the time for processing the claim is needed, it will notify the Claimant of the reasons for the extension and the date by which the Compensation Committee expects a decision will be made. The extended date may not exceed ninety (90) days after the date of the filing of the appeal.

In the case of all other claims, the Compensation Committee will render its final decision within sixty (60) days of receipt of an appeal. If the Compensation Committee determines that an extension of the time for processing the claim is needed, it will notify the Claimant of the reasons for the extension and the date by which the Compensation Committee expects a decision will be made. The extended date may not exceed one hundred twenty (120) days after the date of the filing of the appeal

If after the review the claim continues to be denied, the Claimant will be provided a written notice of the denial of the appeal (in a culturally and linguistically appropriate manner as required with respect to Disability claims) which will contain the following information:

(a)the specific reason or reasons for the adverse determination;

(b)reference to specific provisions of the Plan upon which the denial is based;

(c)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as determined in accordance with the Department of Labor regulations) to his claim for benefits;

(d)for Disability claims, in addition to the information described in subparagraphs (a)-(c) above and (e) below: (i) the specific internal rule, guidelines, protocols, standards or other similar criteria relied on in making the denial or a statement that such rules, etc. do not exist; (ii) a discussion of the decision, including an explanation for the basis for disagreeing with or not following (X) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (Y), the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied on in making the decision; and (Z) a disability determination regarding the Claimant presented to the Plan made by the Social Security Administration; and (iii) if the determination is based upon a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of charge upon request; and

(e)a statement describing the Claimant’s right to bring a civil suit under Federal law (and, for Disability claims, any applicable contractual limitations periods that would apply to Claimant’s rights to bring such an action, including the calendar date on which the contractual limitations period expires for the claim) and a statement concerning other voluntary appeal procedures.

Notwithstanding any provision in the Plan to the contrary, if the Plan does not follow applicable internal claims and appeals procedures, the Claimant is deemed to have exhausted the internal claims and appeals process and may pursue any available remedies under Section 502(a) of ERISA. In the case of a Disability claim, the Plan generally must strictly comply with its claims and appeals procedures; provided, however, that this strict compliance requirement will not be violated, and the claims and appeals process will not be deemed exhausted, if the violation of such procedures is de minimis; does not cause, and is not likely to cause, prejudice or harm to the claimant; was for good cause or due to matters beyond the control of the Plan; and occurred in the context of an ongoing, good faith exchange of information between the Plan and the Claimant (the “de minimis exception”). The Claimant may request a written explanation of the violation from the Plan with respect to a Disability claim, and the Plan must provide such explanation within ten (10) days, describing why the violation should not cause the internal claims and appeals process to be deemed exhausted. If a court rejects the Claimant’s request for immediate review of a Disability claim on the basis that the standards for the de minimis exception were satisfied, the claim shall be considered as re-filed on appeal upon the Plan’s receipt of the court’s decision, and within a reasonable time after receipt of the court’s decision, the Plan shall notify the Claimant of the resubmission of the Disability claim.

IN WITNESS WHEREOF, pursuant to the delegation of authority made to an authorized officer of FirstEnergy Corp. on December 18, 2018, by the Board of Directors of FirstEnergy Corp., to approve the changes to the FirstEnergy Corp. Executive Deferred Compensation Plan that are reflected in Amendment No. 1 to FirstEnergy Corp. Executive Deferred Compensation Plan, this Amendment No. 1 is hereby executed this 14th day of January, 2019, effective as of the date set forth above.

FIRSTENERGY CORP.

By:	/s/Charles E. Jones
Charles E. Jones
President and Chief Executive Officer
of FirstEnergy Corp.

Date:	January 14, 2019